UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

_______________________________________________________________________________

iSTAR FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400
 _______________________________________________________________________________

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                  Results of Operations and Financial Condition.

On July 29, 2014, iStar Financial Inc. issued an earnings release announcing its financial results for the second quarter ended June 30, 2014.  A copy of the earnings release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

ITEM 9.01                                  Financial Statements and Exhibits.

Exhibit 99.1                              Earnings Release.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date:	July 29, 2014	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date:	July 29, 2014	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer

2

EXHIBIT INDEX

Exhibit Number	Description

99.1	Earnings Release.

3

Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400
investors@istarfinancial.com

COMPANY CONTACTS	NYSE: STAR

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces Second Quarter 2014 Results

▪	Adjusted income grew to $28.9 million, or $0.34 per diluted common share.

▪	Refinanced $1.3 billion of secured debt with longer term unsecured bonds, unencumbering $2.0 billion of high quality assets and enhancing the Company's liquidity profile.

▪	Funded $167 million of investments during the quarter.

NEW YORK - July 29, 2014 - iStar Financial Inc. (NYSE: STAR) today reported results for the second quarter ended June 30, 2014.

Second Quarter 2014 Results

iStar reported adjusted income allocable to common shareholders for the second quarter of $28.9 million, or $0.34 per diluted common share, compared to $4.4 million, or $0.05 per diluted common share for the second quarter 2013.

Adjusted income (loss) represents net income (loss) computed in accordance with GAAP, prior to the effects of certain non-cash items, primarily including depreciation, loan loss provisions, impairments, stock-based compensation and gain/loss on early extinguishment of debt. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income (loss) as well as reconciliations to GAAP net income (loss).

Net income (loss) allocable to common shareholders for the second quarter was $(16.2) million, or $(0.19) per diluted common share, compared to $(26.0) million, or $(0.31) per diluted common share for the second quarter 2013.

Capital Markets

During the quarter, the Company issued at par $1.32 billion of unsecured notes comprised of $550 million of 4.00% Senior Notes due November 2017 and $770 million of 5.00% Senior Notes due July 2019. Proceeds from the offering, together with cash on hand, were used to fully extinguish the Company's 2013 Secured Credit Facility. As a result, the Company expensed previously incurred costs associated with the secured facility, recording a $22.8 million loss on early extinguishment of debt for the quarter.

"This transaction supports our long-term strategy of becoming primarily an unsecured borrower, which provides us added financial flexibility," said iStar chief financial officer David DiStaso. "Secured debt now represents only 16% of our total debt, down from 49% prior to this refinancing."

The transaction allowed iStar to unencumber $2.0 billion of collateral, primarily comprised of net lease assets and performing loans. Further, it enhances the Company's liquidity profile by enabling iStar to retain 100% of proceeds from asset repayments and sales associated with these previously encumbered assets.

The Company's only remaining secured credit facility is its 2012 Secured Credit Facility. During the quarter, the Company repaid $26.2 million on this facility, bringing the remaining balance to $391.9 million at June 30, 2014.

The Company’s weighted average cost of debt for the second quarter was 5.5%, an improvement from 5.6% for the first quarter of 2014. The Company’s leverage was 2.1x at June 30, 2014, unchanged from the prior quarter and at the low end of the Company’s targeted range of 2.0x – 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

Investment Activity

During the second quarter, iStar funded a total of $167.1 million of investments, comprised of $117.0 million of new originations and $50.1 million associated with ongoing developments and prior financing commitments.

iStar generated $170.2 million of proceeds from its portfolio during the second quarter, which included $115.5 million from repayments and sales of loans within its real estate finance portfolio, $48.0 million from sales of operating properties and $6.7 million of proceeds across other segments.

In addition, the Company recognized $23.4 million of earnings from equity method investments during the second quarter from one of its strategic investments.

At the end of the second quarter, iStar had $356.5 million of cash, which will be used primarily to fund future investment activity.

Portfolio Overview

At June 30, 2014, the Company’s portfolio totaled $5.27 billion, which is gross of $443.4 million of accumulated depreciation and $30.6 million of general loan loss reserves.

Real Estate Finance

At June 30, 2014, the Company’s real estate finance portfolio totaled $1.49 billion, gross of general loan loss reserves.

The portfolio included $1.39 billion of performing loans with a weighted average last dollar loan-to-value ratio of 71% and a weighted average maturity of 2.4 years. The performing loans included $726.9 million of first mortgages / senior loans and $666.2 million of mezzanine / subordinated debt. The performing loans generated a weighted average effective yield for the quarter of 8.5%, which excludes $5.0 million of income recognized in the second quarter related to the amortization of a discount associated with the pending payoff of a loan.

At June 30, 2014, the Company’s non-performing loans (NPLs) had a carrying value of $94.0 million, which represents a 54% reduction from $203.2 million at the end of the first quarter. Resolutions during the quarter included the sales of NPLs for which the Company recognized $19.0 million of gains relative to their carrying value, as well as receipt of title to certain properties.

For the second quarter, the Company recorded a $2.8 million reversal of its loan loss provision, compared to a provision for loan losses of $5.0 million in the second quarter of 2013. At June 30, 2014, loan loss reserves totaled $137.9 million, or 9.8% of the total value of loans.

Net Lease

At the end of the quarter, iStar’s net lease portfolio totaled $1.65 billion, gross of $352.4 million of accumulated depreciation. The Company’s net lease portfolio totaled 20 million square feet across 33 states. Occupancy for the portfolio was 94.4% at the end of the quarter, with a weighted average remaining lease term of 11.2 years. The occupied assets generated an unleveraged yield of 8.2% and the total net lease portfolio generated an unleveraged yield of 7.7% for the quarter.

Operating Properties

At the end of the quarter, the Company’s operating properties portfolio totaled $992.1 million, gross of $86.7 million of accumulated depreciation, and was comprised of $764.9 million of commercial and $227.2 million of residential real estate properties. During the quarter, the Company funded $12.8 million of capital expenditures on its operating properties.

Commercial Operating

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types such as office, retail and hotel properties. These properties generated $28.8 million of revenue offset by $21.1 million of expenses during the quarter. iStar generally seeks to reposition or redevelop these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts.

At the end of the quarter, the Company had $132.9 million of stabilized commercial operating properties that were 82% leased and generated an unleveraged weighted average yield of 9.0% for the quarter.

The remaining commercial operating properties were 62% leased and generated an unleveraged weighted average yield of 3.1% for the quarter. iStar is actively working to lease up and stabilize these properties. During the quarter, the Company executed commercial operating property leases covering approximately 32,000 square feet.

Residential Operating

At the end of the quarter, the residential operating portfolio was comprised of 584 condominium units, generally located within luxury condominium projects in major U.S. cities. The Company’s strategy is to continue selling its remaining condominium inventory and to maximize net proceeds. During the quarter, the Company sold 112 condominium units, resulting in $48.0 million of proceeds and recorded $19.7 million of income, offset by $7.8 million of expenses.

Land

At the end of the quarter, the Company’s land portfolio totaled $1.00 billion, gross of accumulated depreciation, and was comprised of 11 master planned community projects, 11 urban infill land parcels and six waterfront land parcels located throughout the United States. During the quarter, the Company invested $25.2 million in its land portfolio through capital expenditures.

Master planned communities represent large-scale residential projects that the Company will entitle, plan and/or develop. These projects are currently entitled for approximately 25,000 lots. The remainder of the Company’s land includes infill and waterfront parcels located in and around major cities that the Company will develop, sell to or partner with commercial real estate developers. These projects are currently entitled for approximately 6,000 residential units, and select projects include commercial, retail and office uses.

At June 30, 2014, the Company had six land projects in production, 10 in development and 12 in the pre-development phase.

During the quarter, the Company contributed a land parcel to a newly formed venture with a Chicago-based developer for the development of 1000 South Clark Street, a new luxury multifamily project in the South Loop of Chicago. The 469-unit building's convenient location will offer residents access to a wide array of shopping, restaurants, cultural attractions and Chicago's central business district, while at the same time providing a highly-amenitized resort lifestyle.

In Asbury Park, the Company announced that it has received final approval for the K. Hovnanian® project, “South Grand.” The project will consist of 28 luxury townhomes, situated directly between the City's urban downtown and the beach. South Grand is the newest residential project in the Asbury Park Waterfront, and marks another step forward in the rebuilding of this iconic beachfront community along the Jersey shore. iStar has already begun general infrastructure work around the project site, and is expected to start delivering finished townhome lots in the fall.

[Financial Tables to Follow]

* * *

iStar Financial Inc. (NYSE: STAR) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company's website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, July 29, 2014. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, increases in NPLs, the Company's ability to reduce NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, actual results of condominium sales meeting our expectations, the Company’s ability to generate income and gains from non-performing loans, operating properties and land and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.

iStar Financial Inc.
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES
Operating lease income	$60,967	$57,112	$123,075	$115,128
Interest income	35,127	29,682	63,041	54,349
Other income	29,262	13,125	43,846	24,544
Land sales revenue	4,487	—	8,630	—
Total revenues	$129,843	$99,919	$238,592	$194,021
COST AND EXPENSES
Interest expense	$56,530	$69,157	$113,986	$140,723
Real estate expense	40,554	36,981	83,167	74,815
Land cost of sales	3,611	—	7,265	—
Depreciation and amortization	18,822	17,330	37,435	34,653
General and administrative(1)	26,623	20,876	46,411	42,723
Provision for (recovery of) loan losses	(2,792)	5,020	(6,192)	15,226
Impairment of assets	3,300	—	6,279	—
Other expense	4,690	146	4,911	5,770
Total costs and expenses	$151,338	$149,510	$293,262	$313,910
Income (loss) before earnings from equity method investments and other items	$(21,495)	$(49,591)	$(54,670)	$(119,889)
Loss on early extinguishment of debt	(23,587)	(15,242)	(24,767)	(24,784)
Earnings from equity method investments	24,093	8,323	27,270	30,001
Income (loss) from continuing operations before income taxes	$(20,989)	$(56,510)	$(52,167)	$(114,672)
Income tax (expense) benefit	215	(429)	722	(4,504)
Income (loss) from continuing operations	$(20,774)	$(56,939)	$(51,445)	$(119,176)
Income (loss) from discontinued operations	—	(57)	—	1,186
Gain from discontinued operations	—	8,279	—	13,323
Income from sales of residential property	17,180	34,319	33,674	58,016
Net income (loss)	$(3,594)	$(14,398)	$(17,771)	$(46,651)
Net (income) loss attributable to noncontrolling interests	(325)	311	(779)	500
Net income (loss) attributable to iStar Financial Inc.	$(3,919)	$(14,087)	$(18,550)	$(46,151)
Preferred dividends	(12,830)	(12,780)	(25,660)	(23,360)
Net (income) loss allocable to HPU holders and Participating Security holders(2)	542	866	1,431	2,247
Net income (loss) allocable to common shareholders	$(16,207)	$(26,001)	$(42,779)	$(67,264)
_______________________________________________________________________________
(1) For the three months ended June 30, 2014 and 2013, includes $3,196 and $4,719 of stock-based compensation expense, respectively. For the six months ended June 30, 2014 and 2013, includes $5,271 and $9,921 of stock-based compensation expense, respectively.
(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company's High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units, restricted stock awards and common stock equivalents granted under the Company's LTIP who are eligible to participate in dividends.

iStar Financial Inc.
Earnings Per Share Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
EPS INFORMATION FOR COMMON SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations(1)
Basic and diluted	$(0.19)	$(0.40)	$(0.50)	$(0.95)
Net income (loss) attributable to iStar Financial Inc.
Basic and diluted	$(0.19)	$(0.31)	$(0.50)	$(0.79)
Adjusted income (loss)
Basic and diluted	$0.34	$0.05	$0.27	$0.05
Weighted average shares outstanding
Basic and diluted	84,916	85,125	84,868	84,975
Common shares outstanding at end of period	85,153	85,373	85,153	85,373

EPS INFORMATION FOR HPU SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations(1)
Basic and diluted	$(36.13)	$(75.41)	$(95.40)	$(181.07)
Net income (loss) attributable to iStar Financial Inc.
Basic and diluted	$(36.13)	$(57.74)	$(95.40)	$(149.81)
Weighted average shares outstanding
Basic and diluted	15	15	15	15
_______________________________________________________________________________
(1) Including preferred dividends, net (income) loss from noncontrolling interests and income from sales of residential property.

iStar Financial Inc.
Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	June 30, 2014	December 31, 2013
ASSETS

Real estate
Real estate, at cost	$3,184,770	$3,220,634
Less: accumulated depreciation	(443,380)	(424,453)
Real estate, net	$2,741,390	$2,796,181
Real estate available and held for sale	354,814	360,517
	$3,096,204	$3,156,698
Loans receivable and other lending investments, net	1,456,407	1,370,109
Other investments	241,561	207,209
Cash and cash equivalents	356,513	513,568
Restricted cash	24,147	48,769
Accrued interest and operating lease income receivable, net	14,335	14,941
Deferred operating lease income receivable	97,170	92,737
Deferred expenses and other assets, net	187,148	237,980
Total assets	$5,473,485	$5,642,011

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$136,850	$170,831
Debt obligations, net	4,082,511	4,158,125
Total liabilities	$4,219,361	$4,328,956

Redeemable noncontrolling interests	$11,433	$11,590

Total iStar Financial Inc. shareholders' equity	$1,186,905	$1,243,260
Noncontrolling interests	55,786	58,205
Total equity	$1,242,691	$1,301,465

Total liabilities and equity	$5,473,485	$5,642,011

iStar Financial Inc.
Segment Analysis
(In thousands)
(unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2014
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Operating lease income	$—	$37,674	$23,117	$176	$—	$60,967
Interest income	35,127	—	—	—	—	35,127
Other income	19,043	519	7,874	143	1,683	29,262
Land sales revenues	—	—	—	4,487	—	4,487
Total revenue	$54,170	$38,193	$30,991	$4,806	$1,683	$129,843
Earnings (loss) from equity method investments	—	862	731	(151)	22,651	24,093
Income from sales of residential property	—	—	17,180	—	—	17,180
Revenue and other earnings	$54,170	$39,055	$48,902	$4,655	$24,334	$171,116
Real estate expense	—	(5,520)	(28,929)	(6,105)	—	(40,554)
Land cost of sales	—	—	—	(3,611)	—	(3,611)
Other expense	(303)	—	—	—	(4,387)	(4,690)
Allocated interest expense	(15,858)	(18,009)	(10,229)	(7,294)	(5,140)	(56,530)
Allocated general and administrative(1)	(4,444)	(5,183)	(3,078)	(4,224)	(6,498)	(23,427)
Segment profit (loss)	$33,565	$10,343	$6,666	$(16,579)	$8,309	$42,304

AS OF JUNE 30, 2014
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,611,446	$744,212	$829,112	$—	$3,184,770
Less: accumulated depreciation	—	(352,418)	(86,747)	(4,215)	—	(443,380)
Real estate, net	$—	$1,259,028	$657,465	$824,897	$—	$2,741,390
Real estate available and held for sale	—	—	232,771	122,043	—	354,814
Total real estate	$—	$1,259,028	$890,236	$946,940	$—	$3,096,204
Loans receivable and other lending investments, net	1,456,407	—	—	—	—	1,456,407
Other investments	—	33,740	15,097	49,367	143,357	241,561
Total portfolio assets	$1,456,407	$1,292,768	$905,333	$996,307	$143,357	$4,794,172
Cash and other assets						679,313
Total assets						$5,473,485
_______________________________________________________________________________
(1) Excludes $3,196 of stock-based compensation expense.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
ADJUSTED INCOME
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(16,207)	$(26,001)	$(42,779)	$(67,264)
Add: Depreciation and amortization	19,291	17,400	38,187	34,854
Add: Provision for loan losses	(2,792)	5,020	(6,192)	15,226
Add: Impairment of assets	3,300	550	6,279	518
Add: Stock-based compensation expense	3,196	4,719	5,271	9,921
Add: Loss on early extinguishment of debt	23,587	3,728	24,767	13,270
Less: HPU/Participating Security allocation	(1,507)	(1,013)	(2,211)	(2,385)
Adjusted income (loss) allocable to common shareholders(1)	$28,868	$4,403	$23,322	$4,140
_______________________________________________________________________________
(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $70 and $427, respectively, for the three months ended June 30, 2013 and $201 and $395, respectively, for the six months ended June 30, 2013. Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion of depreciation and amortization expense allocable to non-controlling interests. For the three and six months ended June 30, 2013, loss on early extinguishment of debt excludes the portion of losses paid in cash of $11,514.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

Six Months Ended June 30, 2014
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - annualized (A)	$92,822
Average total assets (B)	$5,534,404
Expense Ratio (A) / (B)	1.7%

As of
June 30, 2014
Leverage
Book debt	$4,082,511
Less: Cash and cash equivalents	(356,513)
Net book debt (C)	$3,725,998

Book equity	$1,242,691
Add: Accumulated depreciation and amortization	494,378
Add: General loan loss reserves	30,600
Sum of book equity, accumulated depreciation and general loan loss reserves (D)	$1,767,669
Leverage (C) / (D)	2.1x

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (E)(1)	$5,085,370
Unsecured debt (F)	$3,426,890
Unencumbered Assets / Unsecured Debt (E) / (F)	1.5x
_______________________________________________________________________________
(1) Unencumbered assets are calculated in accordance with the indentures governing the Company's unsecured debt securities.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

			As of
			June 30, 2014
UNFUNDED COMMITMENTS

Performance-based commitments			$304,526
Strategic investments			46,362
Discretionary fundings			5,000
Total Unfunded Commitments			$355,888

LOAN RECEIVABLE CREDIT STATISTICS	As of
	June 30, 2014		December 31, 2013

Carrying value of NPLs /
As a percentage of total carrying value of loans	$93,960	7.4%	$203,604	16.6%

Impaired loan asset specific reserves for loan losses /
As a percentage of gross carrying value of impaired loans(1)	$107,304	33.3%	$348,004	46.3%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans(1)	$137,904	9.8%	$377,204	23.5%
_______________________________________________________________________________
(1) Gross carrying value represents iStar's carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF JUNE 30, 2014(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Office / Industrial	$109	$967	$351	$—	$1,427	27.1%
Land	66	—	—	1,000	1,066	20.3%
Mixed Use / Mixed Collateral	502	—	242	—	744	14.1%
Entertainment / Leisure	—	475	—	—	475	9.0%
Hotel	254	136	54	—	444	8.4%
Retail	176	57	118	—	351	6.7%
Condominium	120	—	227	—	347	6.6%
Other Property Types	260	10	—	—	270	5.1%
Strategic Investments	—	—	—	—	144	2.7%
Total	$1,487	$1,645	$992	$1,000	$5,268	100.0%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Northeast	$607	$375	$155	$197	$1,334	25.4%
West	89	412	173	359	1,033	19.6%
Southeast	281	237	287	99	904	17.2%
Mid-Atlantic	174	177	142	186	679	12.9%
Southwest	121	220	183	134	658	12.5%
Central	90	67	49	9	215	4.1%
Northwest	23	81	3	16	123	2.3%
International	92	—	—	—	92	1.7%
Various	10	76	—	—	86	1.6%
Strategic Investments	—	—	—	—	144	2.7%
Total	$1,487	$1,645	$992	$1,000	$5,268	100.0%

_______________________________________________________________________________
(1) Based on carrying value of the Company's total investment portfolio, gross of accumulated depreciation and general loan loss reserves.